Pricing Supplement dated August 27, 2026
Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-283969
(To Product Supplement MLN-WF-1 dated February 26, 2025,
Underlier Supplement dated February 26, 2025
and Prospectus dated February 26, 2025)

The Toronto-Dominion Bank Senior Debt Securities, Series H Equity Index Linked Securities

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2031

■       Linked to the lowest performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index (each referred to as an “Index”)
■      Unlike ordinary debt securities, the securities do not provide for fixed payments of interest and do not repay a fixed amount of principal at stated maturity. Whether the securities pay a contingent coupon payment and, if they are not redeemed prior to maturity, whether you receive the face amount of your securities at stated maturity will depend, in each case, on the performance of the lowest performing Index as described below. The lowest performing Index on any eligible trading day during an observation period (including on the final calculation day) is the Index that has the lowest closing level on that day as a percentage of its starting level
■     Contingent Coupon. The securities will pay a contingent coupon payment with respect to each quarterly observation period until the earlier of stated maturity or earlier redemption if, and only if, the closing level of the lowest performing Index on each eligible trading day during such observation period is greater than or equal to its coupon threshold level. However, if the closing level of the lowest performing Index on any eligible trading day during an observation period is less than its coupon threshold level, you will not receive any contingent coupon payment with respect to that observation period. This will be the case even if the closing level of the lowest performing Index is greater than or equal to its coupon threshold level on one or more other eligible trading days during that observation period, and even if the better performing Indices perform favorably. If the closing level of at least one Index is less than its coupon threshold level on one or more eligible trading days during each observation period, you will not receive any contingent coupon payments throughout the entire term of the securities. The coupon threshold level for each Index is equal to 70% of its starting level. The contingent coupon rate is 10.85% per annum
■     Optional Redemption. The Bank may, at its option, redeem the securities on any contingent coupon payment date beginning approximately three months after issuance. If the Bank elects to redeem the securities prior to maturity, you will receive the face amount of your securities plus any contingent coupon payment otherwise due
■      Potential Loss of Principal. If the Bank does not redeem the securities prior to stated maturity, you will receive the face amount at stated maturity if, and only if, the closing level of the lowest performing Index on the final calculation day is greater than or equal to its downside threshold level. If the closing level of the lowest performing Index on the final calculation day is less than its downside threshold level, you will lose more than 40%, and possibly all, of the face amount of your securities. The downside threshold level for each Index is equal to 60% of its starting level
■      If the Bank does not redeem the securities prior to stated maturity, you will have full downside exposure to the lowest performing Index from its starting level if its closing level on the final calculation day is less than its downside threshold level, but you will not participate in any appreciation of any Index and will not receive any dividends on securities included in any Index
■     Your return on the securities will depend solely on the performance of the Index that is the lowest performing Index on each eligible trading day during the observation periods, including on the final calculation day. You will not benefit in any way from the performance of a better performing Index. Therefore, you will be adversely affected if any Index performs poorly, even if another Index performs favorably
■       All payments on the securities are subject to the credit risk of The Toronto-Dominion Bank (the “Bank”)
■       No exchange listing; designed to be held to maturity

The estimated value of the securities at the time the terms of your securities were set on the pricing date was $972.70 per security, as discussed further under “Selected Risk Considerations— Risks Relating To The Estimated Value Of The Securities And Any Secondary Market” beginning on page P-12 and “Estimated Value of the Securities” herein. The estimated value is less than the original offering price of the securities.
The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page P-11 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement and on page 1 of the accompanying prospectus.
The securities are senior unsecured debt obligations of the Bank, and, accordingly, all payments are subject to credit risk. The securities are not insured by the Canada Deposit Insurance Corporation pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other governmental agency of Canada, the United States or any other jurisdiction.
Neither the U.S. Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, underlier supplement and prospectus. Any representation to the contrary is a criminal offense.
	Original Offering Price	Agent Discount(1)	Proceeds to The Toronto-Dominion Bank
Per Security	$1,000.00	$15.25	$984.75
Total	$11,953,000.00	$182,283.25	$11,770,716.75
(1)
The Agents will receive a commission of $15.25 (1.525%) per security and will use all of that commission to allow selling concessions to other dealers in connection with the distribution of the securities. The Agents may resell the securities to other securities dealers at the original offering price less a concession of $12.50 (1.25%) per security. Such securities dealers may include Wells Fargo Advisors (“WFA”, the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of Wells Fargo Securities, LLC (“Wells Fargo Securities”). The other dealers may forgo, in their sole discretion, some or all of their selling concessions. In addition to the selling concession allowed to WFA, Wells Fargo Securities may pay $0.75 (0.075%) per security of the agent discount to WFA as a distribution expense fee for each security sold by WFA. The Bank will reimburse TD Securities (USA) LLC (“TDS”) for certain expenses in connection with its role in the offer and sale of the securities, and the Bank will pay TDS a fee in connection with its role in the offer and sale of the securities. In respect of certain securities sold in this offering, we will pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. See “Terms of the Securities—Agents” herein and “Supplemental Plan of Distribution (Conflicts of Interest) –Selling Restrictions” in the accompanying product supplement.

TD Securities (USA) LLC	Wells Fargo Securities

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2031

Terms of the Securities
Issuer:	The Toronto-Dominion Bank (the “Bank”).
Market Measures:	The Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index (each referred to as an “Index,” and collectively as the “Indices”).
Pricing Date:	August 27, 2026.
Issue Date:	September 1, 2026.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Contingent Coupon Payment:
With respect to each observation period, you will receive on the related contingent coupon payment date a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the closing level of the lowest performing Index on each eligible trading day during such observation period is greater than or equal to its coupon threshold level.
Each “contingent coupon payment,” if any, will be calculated per security as follows: ($1,000 × contingent coupon rate)/4. Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.
If the closing level of the lowest performing Index on any eligible trading day during a observation period is less than its coupon threshold level, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the closing level of at least one Index is less than its coupon threshold level on one or more eligible trading days during each observation period, you will not receive any contingent coupon payments over the term of the securities.

Contingent Coupon Payment Dates:
Quarterly, on the third business day following each observation period end-date (as each such observation period end-date may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable); provided that the contingent coupon payment date with respect to the final observation period will be the stated maturity date.

Contingent Coupon Rate:	The “contingent coupon rate” is 10.85% per annum.
Optional Redemption:
The Bank may, at its option, redeem the securities, in whole but not in part, on any optional redemption date. If the Bank elects to redeem the securities prior to stated maturity, on the applicable optional redemption date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus any final contingent coupon payment otherwise due.
If the Bank elects to redeem the securities on an optional redemption date, the Bank will give notice to the trustee on or before the observation period end-date immediately preceding that optional redemption date. Any redemption of the securities will be at the Bank’s option and will not automatically occur based on the performance of any Index.
If the Bank redeems the securities, they will cease to be outstanding on the applicable optional redemption date and you will have no further rights under the securities after such optional redemption date.

Observation Periods:
Each observation period will consist of each day that is a trading day for at least one Index (each such day, an “eligible trading day”) from but excluding an observation period end-date to and including the following observation period end-date, provided that the first observation period will consist of each eligible trading day from but excluding the pricing date to and including the first observation period end-date.
If a market disruption event or non-trading day occurs with respect to an Index on any eligible trading day during an observation period (other than an observation period end-date), that Index will be disregarded on that eligible trading day for purposes of determining whether a contingent coupon payment is payable with respect to such observation period. For the avoidance of doubt, any such eligible trading day for any Index not affected by a market disruption event or non-trading day on that eligible trading day will remain a valid day for purposes of determining whether a contingent coupon payment is payable with respect to such observation period, even if that day is not a trading day for any other Index or a market disruption event has occurred with respect to any other Index on that day.

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2031

Observation Period End-Dates:
Quarterly, on the 27th day of each February, May, August and November, commencing in November 2026 and ending in February 2031, each subject to postponement as described below under “—Market Disruption Events and Postponement Provisions.” We refer to the observation period end date scheduled to occur in February 2031 (February 27, 2031) as the “final calculation day.”

Optional Redemption Dates:
Quarterly, beginning approximately three months after the issue date, on the contingent coupon payment dates following each observation period end-date scheduled to occur from November 2026 to November 2030, inclusive.

Stated Maturity Date:	March 4, 2031, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.
Maturity Payment Amount:
If the Bank does not redeem the securities prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to the final contingent coupon payment, if any). The “maturity payment amount” per security will equal:
•  if the ending level of the lowest performing Index on the final calculation day is greater than or equal to its downside threshold level: $1,000; or
•  if the ending level of the lowest performing Index on the final calculation day is less than its downside threshold level:

$1,000 × performance factor of the lowest performing Index on the final calculation day

If the Bank does not redeem the securities prior to stated maturity and the ending level of the lowest performing Index on the final calculation day is less than its downside threshold level, you will lose more than 40%, and possibly all, of the face amount of your securities at stated maturity.
Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of any Index, but you will have full downside exposure to the lowest performing Index on the final calculation day if the ending level of that Index is less than its downside threshold level.

Lowest Performing Index:
For any eligible trading day during an observation period (including the final calculation day), the “lowest performing Index” will be the Index with the lowest performance factor on that eligible trading day and that has not been disregarded due to a market disruption event or non-trading day in accordance with “—Observation Periods” above.
For the avoidance of doubt, if any eligible trading day is a valid day for only one Index, then that Index will be the lowest performing Index on that eligible trading day.

Performance Factor:	With respect to an Index on any eligible trading day during an observation period, its closing level on such day divided by its starting level (expressed as a percentage).
Closing Level:
With respect to each Index, closing level has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Certain Definitions” in the accompanying product supplement.

Starting Level:
With respect to the Nasdaq-100 Index®: 29,641.56, its closing level on the pricing date.
With respect to the Russell 2000® Index: 3,014.339, its closing level on the pricing date.
With respect to the S&P 500® Index: 7,730.99, its closing level on the pricing date.

Ending Level:	The “ending level” of an Index will be its closing level on the final calculation day.
Coupon Threshold Level:
With respect to the Nasdaq-100 Index®: 20,749.092, which is equal to 70% of its starting level.
With respect to the Russell 2000® Index: 2,110.0373, which is equal to 70% of its starting level.
With respect to the S&P 500® Index: 5,411.693, which is equal to 70% of its starting level.

Downside Threshold Level:
With respect to the Nasdaq-100 Index®: 17,784.936, which is equal to 60% of its starting level.
With respect to the Russell 2000® Index: 1,808.6034, which is equal to 60% of its starting level.
With respect to the S&P 500® Index: 4,638.594, which is equal to 60% of its starting level.

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2031

Market Disruption Events and Postponement Provisions:
Each observation period end-date is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the observation period end-dates and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each observation period end-date is a “calculation day” and each optional redemption date and the stated maturity date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	The Bank
U.S. Tax Treatment:
By purchasing the securities, you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to treat the securities, for U.S. federal income tax purposes, as prepaid derivative contracts with respect to the Indices with associated contingent coupon payments. If the securities are so treated, any contingent coupon payment paid on the securities should be treated as ordinary income includable in income by you in accordance with your regular method of accounting for U.S. federal income tax purposes. Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat the securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences” herein and in the product supplement. An investment in the securities is not appropriate for non-U.S. holders, and we will not attempt to ascertain the tax consequences to non-U.S. holders of the purchase, ownership or disposition of the securities.

Canadian Tax Treatment:
Please see the discussion herein under “Canadian Taxation”, which applies to the securities. We will not pay any additional amounts as a result of any withholding required by reason of the rules governing hybrid mismatch arrangements contained in sections 12.7 and 18.4 of the Canadian Tax Act (as defined under “Canadian Taxation” herein ), as such rules may be amended from time to time.

Agents:
TD Securities (USA) LLC and Wells Fargo Securities, LLC.
The Agents will receive a commission of $15.25 (1.525%) per security and will use all of that commission to allow selling concessions to other dealers in connection with the distribution of the securities. The Agents may resell the securities to other securities dealers at the original offering price less a concession of $12.50 (1.25%) per security. Such securities dealers may include WFA. In addition to the selling concession allowed to WFA, Wells Fargo Securities may pay $0.75 (0.075%) per security of the agent discount to WFA as a distribution expense fee for each security sold by WFA.
In addition, in respect of certain securities sold in this offering, we will pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. We or one of our affiliates will also pay a fee to iCapital Markets LLC, who is acting as a dealer in connection with the distribution of the securities.
The price at which you purchase the securities includes costs that the Bank, the Agents or their respective affiliates expect to incur and profits that the Bank, the Agents or their respective affiliates expect to realize in connection with hedging activities related to the securities, as set forth above. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the securities. As a result, you may experience an immediate and substantial decline in the market value of your securities on the pricing date. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Agent Discount, Offering Expenses And Certain Hedging Costs Are Likely To Adversely Affect Secondary Market Prices” in this pricing supplement.

Listing:	The securities will not be listed or displayed on any securities exchange or electronic communications network
Canadian Bail-in:	The securities are not bail-inable debt securities under the CDIC Act
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	89115NE34 / US89115NE344

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2031

Additional Information about the Bank and the Securities

You should read this pricing supplement together with product supplement MLN-WF-1 dated February 26, 2025, the underlier supplement dated February 26, 2025 and the prospectus dated February 26, 2025 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, underlier supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, underlier supplement or prospectus. In the event of any conflict, the following hierarchy will govern: first, this pricing supplement; second, the product supplement; third, the underlier supplement; and last, the prospectus. The securities may vary from the terms described in the accompanying product supplement, underlier supplement and prospectus in several important ways. You should read this pricing supplement, including the documents incorporated herein, carefully.
You may access the product supplement, underlier supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):
•	Product Supplement MLN-WF-1 dated February 26, 2025:
http://www.sec.gov/Archives/edgar/data/947263/000114036125006130/ef20044457_424b3.htm
•	Underlier Supplement dated February 26, 2025:
http://www.sec.gov/Archives/edgar/data/947263/000114036125006121/ef20044458_424b3.htm
•	Prospectus dated February 26, 2025:
http://www.sec.gov/Archives/edgar/data/947263/000119312525036639/d931193d424b5.htm
Our Central Index Key, or CIK, on the SEC website is 0000947263. As used in this pricing supplement, the “Bank,” “we,” “us,” or “our” refers to The Toronto-Dominion Bank and its subsidiaries.
We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2031

Estimated Value of the Securities
The final terms for the securities were determined on the pricing date, as indicated under “Terms of the Securities” herein, based on prevailing market conditions on the pricing date, and are set forth in this pricing supplement.
The economic terms of the securities are based on our internal funding rate (which is our internal borrowing rate based on variables such as market benchmarks and our appetite for borrowing), and several factors, including any sales commissions expected to be paid to TDS or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, estimated costs which we may incur in connection with the securities and an estimate of the difference between the amounts we pay to an affiliate of Wells Fargo Securities and the amounts that an affiliate of Wells Fargo Securities pays to us in connection with hedging your securities as described further under “Terms of the Securities—Agents” herein and “Risk Factors—Risks Relating to Hedging Activities and Conflicts of Interest” in the accompanying product supplement. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected to have had an adverse effect on the economic terms of the securities.
On the cover page of this pricing supplement, we have provided the estimated value for the securities. The estimated value was determined by reference to our internal pricing models which take into account a number of variables and are based on a number of assumptions, which may or may not materialize, typically including volatility, interest rates (forecasted, current and historical rates), price-sensitivity analysis, time to maturity of the securities, and our internal funding rate. For more information about the estimated value, see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market” herein. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected, assuming all other economic terms are held constant, to increase the estimated value of the securities. For more information see the discussion under “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Estimated Value Of Your Securities Is Based On Our Internal Funding Rate.”
Our estimated value of the securities is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which the Agents may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, the Agents or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.
Assuming that all relevant factors remain constant after the pricing date, the price at which the Agents may initially buy or sell the securities in the secondary market, if any, may exceed our estimated value on the pricing date for a temporary period expected to be approximately five months after the issue date because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities which we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the issue date of the securities based on changes in market conditions and other factors that cannot be predicted.
We urge you to read the “Selected Risk Considerations” in this pricing supplement.

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2031

Investor Considerations
The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:
■
seek an investment with contingent coupon payments at a rate of 10.85% per annum until the earlier of stated maturity or early redemption, if, and only if, the closing level of the lowest performing Index on each eligible trading day during such observation period is greater than or equal to 70% of its starting level;

■
are willing and able to accept that you will not receive a contingent coupon payment with respect to an observation period if the closing level of the lowest performing Index on any eligible trading day during that observation period is less than its coupon threshold level, even if the closing level of the lowest performing Index is greater than or equal to its coupon threshold level on one or more other eligible trading days during that observation period;

■
understand that if the ending level of the lowest performing Index on the final calculation day has declined by more than 40% from its starting level, they will be fully exposed to the decline in the lowest performing Index from its starting level and will lose more than 40%, and possibly all, of the face amount at stated maturity;

■	are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the securities;
■
understand that the Bank may redeem the securities prior to stated maturity at its option beginning approximately three months after issuance and that it is more likely that the bank will redeem the securities when it would otherwise be advantageous for you to continue to hold the securities;

■
understand that the return on the securities will depend solely on the performance of the Index that is the lowest performing Index on each eligible trading day during each observation period (including the final calculation day) and that they will not benefit in any way from the performance of a better performing Index;

■	understand that the securities are riskier than alternative investments linked to only one of the Indices or linked to a basket composed of each Index;
■	understand and are willing to accept the full downside risks of each Index;
■	are willing to forgo participation in any appreciation of any Index and dividends on securities included in the Indices; and
■	are willing to hold the securities until maturity.
The securities may not be an appropriate investment for investors who:
■	seek a liquid investment or are unable or unwilling to hold the securities to maturity;
■	require full payment of the face amount of the securities at stated maturity;
■	seek a security with a fixed term;
■	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price;
■	are unwilling to accept the risk that the ending level of the lowest performing Index on the final calculation day may decline by more than 40% from its starting level;
■	seek certainty of current income over the term of the securities;
■	seek exposure to the upside performance of any or each Index;
■
seek exposure to a basket composed of each Index or a similar investment in which the overall return is based on a blend of the performances of the Indices, rather than solely on the lowest performing Index;

■	are unwilling to accept the risk of exposure to the Indices;
■	are unwilling to accept the credit risk of the Bank; or
■	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.
The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Indices, please see the sections titled “The Nasdaq-100 Index®,” “The Russell 2000® Index” and “The S&P 500® Index”below.

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2031

Determining Payment On A Contingent Coupon Payment Date and at Maturity
Unless we have previously redeemed the securities at our option, on each contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the closing level of the lowest performing Index on each eligible trading day during the related observation period.
Step 1: Determine which Index is the lowest performing Index on each eligible trading day during the related observation period. The lowest performing Index on any eligible trading day during an observation period is the Index that has the lowest performance factor on that date. The performance factor of an Index on any eligible trading day during an observation period (including on the final calculation day) is its closing level on that day as a percentage of its starting level (i.e., its closing level on that day divided by its starting level).
Step 2: Determine whether a contingent coupon payment is paid on the applicable contingent coupon payment date, based on the closing level of the lowest performing Index on each eligible trading day during the relevant observation period, as follows:
If we have not previously redeemed the securities at our option, then at maturity you will receive (in addition to the final contingent coupon payment, if any) a cash payment per security (the maturity payment amount) calculated as follows:
Step 1: Determine which Index is the lowest performing Index on the final calculation day. The lowest performing Index on the final calculation day is the Index with the lowest performance factor on the final calculation day. The performance factor of an Index on the final calculation day is its ending level as a percentage of its starting level (i.e., its ending level divided by its starting level).
Step 2: Calculate the maturity payment amount based on the ending level of the lowest performing Index on the final calculation day, as follows:

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2031

Hypothetical Payout Profile
The following profile illustrates the potential maturity payment amount on the securities (excluding the final contingent coupon payment, if any) for a range of hypothetical performances of the lowest performing Index on the final calculation day from its starting level to its ending level, assuming the Bank has not redeemed the securities prior to the stated maturity date. As this profile illustrates, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending level of the lowest performing Index on the final calculation day and whether you hold your securities to stated maturity. The performance of a better performing Index is not relevant to your return on the securities.

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2031

Selected Risk Considerations
The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.
Risks Relating To The Securities Generally
If The Bank Does Not Redeem The Securities Prior To Stated Maturity, You May Lose Some Or All Of The Face Amount Of Your Securities At Stated Maturity.
We will not repay you a fixed amount on the securities at stated maturity. If the Bank does not redeem the securities prior to stated maturity, you will receive a maturity payment amount that will be equal to or less than the face amount, depending on the ending level of the lowest performing Index on the final calculation day.
If the ending level of the lowest performing Index on the final calculation day is less than its downside threshold level, the maturity payment amount will be reduced by an amount equal to the decline in the level of the lowest performing Index from its starting level (expressed as a percentage of its starting level). The downside threshold level for each Index is 60% of its starting level. For example, if the Bank does not redeem the securities and the lowest performing Index on the final calculation day has declined by 40.1% from its starting level to its ending level, you will not receive any benefit of the contingent downside protection feature and you will lose 40.1% of the face amount. As a result, you will not receive any protection if the level of the lowest performing Index on the final calculation day declines significantly and you may lose some, and possibly all, of the face amount at stated maturity, even if the level of the lowest performing Index is greater than or equal to its starting level or its downside threshold level at certain times during the term of the securities.
Even if the ending level of the lowest performing Index on the final calculation day is greater than or equal to its downside threshold level, the maturity payment amount will not exceed the face amount, and your yield on the securities, taking into account any contingent coupon payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of the Bank or another issuer with a similar credit rating.
The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Coupon Payments On One Or More Contingent Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities.
On each contingent coupon payment date you will receive a contingent coupon payment if, and only if, the closing level of the lowest performing Index on each eligible trading day during the related observation period is greater than or equal to its coupon threshold level. The coupon threshold level for each Index is 70% of its starting level. If the closing level of the lowest performing Index on any eligible trading day during the related observation period is less than its coupon threshold level, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the closing level of the lowest performing Index is less than its coupon threshold level on one or more eligible trading days during each observation period over the term of the securities, you will not receive any contingent coupon payments over the entire term of the securities.
Whether You Receive A Contingent Coupon Payment On A Contingent Coupon Payment Date Will Depend On The Closing Level Of The Lowest Performing Index On Each Eligible Trading Day During The Related Observation Period.
Whether you receive a contingent coupon payment on any contingent coupon payment date will be determined at the end of the related observation period, based on the closing level of the lowest performing Index on each eligible trading day during that observation period. If any eligible trading day during an observation period is a valid day for only one Index due to a market disruption event or non-trading day for the other Indices, then that Index will be the lowest performing Index on that eligible trading day. Therefore, if the closing level of any one of the Indices is less than its coupon threshold level on any eligible trading day during an observation period, you will not receive a contingent coupon payment with respect to that observation period. This will be the case even if the closing level of the lowest performing Index is greater than or equal to its coupon threshold level on one or more other eligible trading days during that observation period, and even if the better performing Indices perform favorably.
The Securities Are Subject To The Full Risks Of Each Index And Will Be Negatively Affected If Any Index Performs Poorly, Even If Another Index Performs Favorably.
You are subject to the full risks of each Index. If any Index performs poorly, you will be negatively affected, even if another Index performs favorably. The securities are not linked to a basket composed of the Indices, where the better performance of an Index could offset the poor performance of another. Instead, you are subject to the full risks of whichever Index is the lowest performing Index on each eligible trading day during each observation period. As a result, the securities are riskier than an alternative investment linked to only one of the Indices or linked to a basket composed of each Index. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Index.

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2031

Your Return On The Securities Will Depend Solely On The Performance Of The Index That Is The Lowest Performing Index On Each Eligible Trading Day During The Observation Periods, Including The Final Calculation Day, And You Will Not Benefit In Any Way From The Performance Of A Better Performing Index.
Your return on the securities will depend solely on the performance of the Index that is the lowest performing Index on each eligible trading day during the observation periods, including on the final calculation day. Although it is necessary for each Index to close at or above its respective coupon threshold level on each eligible trading day during the relevant observation period in order for you to receive a contingent coupon payment at or and above its respective downside threshold level on the final calculation day for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of a better performing Index. The securities may underperform an alternative investment linked to a basket composed of the Indices, since in such case the performance of the better performing Index(es) would be blended with the performance of the lowest performing Index, resulting in a better return than the return of the lowest performing Index alone.
You Will Be Subject To Risks Resulting From The Relationship Among The Indices.
It is preferable from your perspective for the Indices to be correlated with each other so that their levels will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Indices will not exhibit this relationship. The less correlated the Indices, the more likely it is that any one of the Indices will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Indices to perform poorly; the performance of a better performing Index is not relevant to your return on the securities. It is impossible to predict what the relationship among the Indices will be over the term of the securities. To the extent the Indices represent a different equity market, such equity markets may not perform similarly over the term of the securities.
You May Be Fully Exposed To The Decline In The Lowest Performing Index On The Final Calculation Day From Its Starting Level, But Will Not Participate In Any Positive Performance Of Any Index.
Even though you will be fully exposed to a decline in the level of the lowest performing Index on the final calculation day, if its ending level is below its downside threshold level, you will not participate in any increase in the level of any Index over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the level of any or each Index.
Higher Contingent Coupon Rates Are Associated With Greater Risk.
The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may lose a substantial portion, and possibly all, of the face amount at maturity. The volatility of the Indices and the correlation among the Indices are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the level of an Index, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the levels of the Indices tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Indices or lower expected correlation among the Indices as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the closing level of at least one Index will be less than its coupon threshold level on one or more eligible trading days during one or more observation periods, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the closing level of at least one Index will be less than its downside threshold level on the final calculation day such that you will lose a substantial portion, and possibly all, of the face amount at maturity. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the face amount at maturity.
The Bank May Elect To Redeem The Securities Prior To The Stated Maturity Date And The Securities Are Subject To Reinvestment Risk.
The Bank may elect to redeem the securities in its discretion on any optional redemption date upon prior written notice as specified under “Terms of the Securities — Optional Redemption” herein. Following an optional redemption, no further payments will be owed to you under the securities after the applicable optional redemption date. Therefore, because the securities could be called as early as the first potential optional redemption date, the holding period could be limited. If the Bank does elect to redeem the securities prior to maturity, there is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk. Furthermore, to the extent you are able to reinvest such proceeds in an investment with a comparable return for a similar level of risk, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new securities.
It is more likely that the bank will elect to redeem the securities prior to maturity when the expected amounts payable on the securities, including contingent coupon payment(s) and the maturity payment amount, are greater than the amounts that would be payable in the market on other comparable instruments issued by the Bank with a similar maturity. The greater likelihood of the Bank redeeming the securities in that environment increases the risk that you will not be able to reinvest the proceeds from the redeemed securities in an equivalent investment with a similar contingent coupon rate. The Bank is less likely to redeem the securities prior to maturity when the expected amounts payable on the securities, including contingent coupon payment(s) and the maturity payment amount, are less than

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2031

the amounts that would be payable in the market on other comparable instruments issued by the Bank with a similar maturity, which includes periods when the values of any of the Indices are less than their respective coupon threshold levels and/or their downside threshold levels. Therefore, the securities are more likely to remain outstanding when the expected amount payable on the securities is less than what would be payable on other comparable instruments and when your risk of not receiving a contingent coupon payment and/or the face amount at maturity is relatively higher.
Each Observation Period End-Date (Including The Final Calculation Day) And The Related Optional Redemption Date (Including The Stated Maturity Date) Is Subject To Market Disruption Events And Postponements.
Each observation period end-date (including the final calculation day), and therefore the potential optional redemption date and/or contingent coupon payment date (including the stated maturity date), is subject to postponement in the case of a market disruption event or a non-trading day as described herein and in the accompanying product supplement.
Risks Relating To An Investment In The Bank’s Debt Securities, Including The Securities
Investors Are Subject To The Bank’s Credit Risk, And The Bank’s Credit Ratings And Credit Spreads May Adversely Affect The Market Value Of The Securities.
Although the return on the securities will be based on the performance of the lowest performing Index, the payment of any amount due on the securities is subject to the Bank’s credit risk. The securities are the Bank’s senior unsecured debt obligations. Investors are dependent on the Bank’s ability to pay all amounts due on the securities on each contingent coupon payment date, as well as the optional redemption date or stated maturity date, as applicable, and, therefore, investors are subject to the credit risk of the Bank and to changes in the market’s view of the Bank’s creditworthiness. Any decrease in the Bank’s credit ratings or increase in the credit spreads charged by the market for taking the Bank’s credit risk is likely to adversely affect the market value of the securities. If the Bank becomes unable to meet its financial obligations as they become due, investors may not receive any amounts due under the terms of the securities.
Risks Relating To The Estimated Value Of The Securities And Any Secondary Market
The Estimated Value Of Your Securities Is Less Than The Original Offering Price Of Your Securities.
The estimated value of your securities is less than the original offering price of your securities. The difference between the original offering price of your securities and the estimated value of the securities reflects costs and expected profits associated with selling and structuring the securities, as well as hedging our obligations under the securities. Because hedging our obligations entails risks and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or a loss.
The Estimated Value Of Your Securities Is Based On Our Internal Funding Rate.
The estimated value of your securities is determined by reference to our internal funding rate. The internal funding rate used in the determination of the estimated value of the securities generally represents a discount from the credit spreads for our conventional, fixed-rate debt securities and the borrowing rate we would pay for our conventional, fixed-rate debt securities. This discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional, fixed-rate debt, as well as estimated financing costs of any hedge positions, taking into account regulatory and internal requirements. If the interest rate implied by the credit spreads for our conventional, fixed-rate debt securities, or the borrowing rate we would pay for our conventional, fixed-rate debt securities were to be used, we would expect the economic terms of the securities to be more favorable to you. Additionally, assuming all other economic terms are held constant, the use of an internal funding rate for the securities is expected to increase the estimated value of the securities at any time.
The Estimated Value Of The Securities Is Based On Our Internal Pricing Models, Which May Prove To Be Inaccurate And May Be Different From The Pricing Models Of Other Financial Institutions.
The estimated value of your securities is based on our internal pricing models, which take into account a number of variables, such as our internal funding rate on the pricing date, and are based on a number of subjective assumptions, which are not evaluated or verified on an independent basis and may or may not materialize. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of the securities in the secondary market. As a result, the secondary market price of your securities may be materially less than the estimated value of the securities determined by reference to our internal pricing models. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.
The Estimated Value Of Your Securities Is Not A Prediction Of The Prices At Which You May Sell Your Securities In The Secondary Market, If Any, And Such Secondary Market Prices, If Any, Will Likely Be Less Than The Original Offering Price Of Your Securities And May Be Less Than The Estimated Value Of Your Securities.
The estimated value of the securities is not a prediction of the prices at which the Agents, other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time, if any, may be based on pricing models that differ from our pricing models and will be influenced by many factors that cannot be predicted, such as market conditions and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2031

secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market and do not take into account our various costs and expected profits associated with selling and structuring the securities, as well as hedging our obligations under the securities, secondary market prices of your securities will likely be less than the original offering price of your securities. As a result, the price at which the Agents, other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be less than the price you paid for your securities, and any sale prior to the stated maturity date could result in a substantial loss to you.
The Temporary Price At Which We May Initially Buy The Securities In The Secondary Market May Not Be Indicative Of Future Prices Of Your Securities.
Assuming that all relevant factors remain constant after the pricing date, the price at which the Agents may initially buy or sell the securities in the secondary market (if the Agents make a market in the securities, which they are not obligated to do) may exceed the estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the pricing date of the securities, as discussed further under “Estimated Value of the Securities”. The price at which the Agents may initially buy or sell the securities in the secondary market may not be indicative of future prices of your securities.
The Agent Discount, Offering Expenses And Certain Hedging Costs Are Likely To Adversely Affect Secondary Market Prices.
Assuming no changes in market conditions or any other relevant factors, the price, if any, at which you may be able to sell the securities will likely be less than the original offering price. The original offering price includes, and any price quoted to you is likely to exclude, the agent discount paid in connection with the initial distribution, offering expenses as well as the cost of hedging our obligations under the securities. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction. In addition, because an affiliate of Wells Fargo Securities is to conduct hedging activities for us in connection with the securities, that affiliate may profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the dealer receives for the sale of the securities to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the dealer to sell the securities to you in addition to the compensation they would receive for the sale of the securities.
There May Not Be An Active Trading Market For The Securities — Sales In The Secondary Market May Result In Significant Losses.
There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or electronic communications network. The Agents and their respective affiliates may make a market for the securities; however, they are not required to do so. The Agents and their respective affiliates may stop any market-making activities at any time. Even if a secondary market for the securities develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your securities in any secondary market could be substantial.
If you sell your securities before the stated maturity date, you may have to do so at a substantial discount from the face amount irrespective of the level of the Indices, and as a result, you may suffer substantial losses.
If The Level Of Any Index Changes, The Market Value Of Your Securities May Not Change In The Same Manner.
Your securities may trade quite differently from the performance of any of the Indices. Changes in the level of any index generally or the lowest performing Index specifically may not result in a comparable change in the market value of your securities. Even if the level of each Index increases above its starting level during the term of the securities, the market value of your securities may not increase by the same amount and could decline.
Risks Relating To The Indices
The Indices Reflect Price Return Only And Not Total Return.
The return on your securities is based on the performance of each Index, which reflect the changes in the market prices of its constituents (its “index constituent stocks”). It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on its index constituent stocks. The return on your securities will not include such a total return feature or dividend component.
Any Payments On The Securities Will Depend Upon The Performance Of The Indices And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.
•
Investing In The Securities Is Not The Same As Investing In The Indices. Investing in the securities is not equivalent to investing in the Indices. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the securities included in the Indices for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on those securities. As a holder of the securities, you will not have any voting rights or any other rights that holders of the securities included in the Indices would have.

•	Historical Values Of A Market Measure Should Not Be Taken As An Indication Of The Future Performance Of Such Market Measures During The Term Of The Securities.

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2031

•	Changes That Affect An Index May Adversely Affect The Value Of The Securities And Any Payments On The Securities.
•	We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In Any Index.
•	We And Our Affiliates And The Agents And Their Affiliates Have No Affiliation With Any Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.
An Investment In The Securities Is Subject To Risks Associated With Non-U.S. Companies.
The securities are subject to risks associated with non-U.S. companies because certain of the constituents of the Nasdaq-100 Index® may be the stocks of companies incorporated in one or more non-U.S. countries. Investments linked to the value of non-U.S. companies involve particular risks. For example, non-U.S. companies are likely subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Additionally, the prices of securities of non-U.S. companies are subject to political, economic, financial and social factors that are unique to such non-U.S. country’s geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable non U.S. government’s economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. Non-U.S. economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on non-U.S. securities prices.
An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks With Small Market Capitalizations.
The stocks that constitute the Russell 2000® Index are issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies. As a result, the Russell 2000® Index may be more volatile than that of an equity index that does not track solely small capitalization stocks. Stock prices of small capitalization companies are also generally more vulnerable than those of large capitalization companies to adverse business and economic developments, and the stocks of small capitalization companies may be thinly traded, and be less attractive to many investors if they do not pay dividends. In addition, small capitalization companies are typically less well-established and less stable financially than large capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of those individuals. Small capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their target markets, fewer financial resources and fewer competitive strengths than large capitalization companies. These companies may also be more susceptible to adverse developments related to their products or services.
Risks Relating To Hedging Activities And Conflicts Of Interest
•	Trading And Business Activities By The Bank Or Its Affiliates May Adversely Affect The Market Value Of, And Any Amount Payable On, The Securities.
•	There Are Potential Conflicts Of Interest Between You And The Calculation Agent.
Risks Relating To Canadian And U.S. Federal Income Taxation
The Tax Consequences Of An Investment In The Securities Are Unclear.
Significant aspects of the U.S. federal income tax treatment of the securities are uncertain. You should read carefully the section entitled “Material U.S. Federal Income Tax Consequences” herein and in the product supplement. You should consult your tax advisors as to the tax consequences of your investment in the securities. An investment in the securities is not appropriate for non-U.S. holders, and we will not attempt to ascertain the tax consequences to non-U.S. holders of the purchase, ownership or disposition of the securities.
For a discussion of the Canadian federal income tax consequences of investing in the securities, please see the discussion herein under “Canadian Taxation” and the further discussion above under “Terms of the Securities”. If you are not a Non-resident Holder (as that term is defined under “Canadian Taxation” herein) for Canadian federal income tax purposes or if you acquire the securities in the secondary market, you should consult your tax advisors as to the consequences of acquiring, holding and disposing of the securities and receiving the payments that might be due under the securities.

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2031

Hypothetical Returns
If the Bank redeems the securities prior to stated maturity:
If the Bank redeems the securities prior to stated maturity, you will receive the face amount of your securities plus any final contingent coupon payment otherwise due on the optional redemption date. In the event the Bank redeems the securities, your total return on the securities will equal any contingent coupon payments received prior to the optional redemption date and any contingent coupon payment received on the optional redemption date.

If the Bank does not redeem the securities prior to stated maturity:
If the Bank does not redeem the securities prior to stated maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Index on the final calculation day, the hypothetical maturity payment amount payable at stated maturity per security (excluding the final contingent coupon payment, if any). The performance factor of the lowest performing Index on the final calculation day is its ending level expressed as a percentage of its starting level (i.e., its ending level divided by its starting level).

Hypothetical performance factor of lowest performing Index on final calculation day	Hypothetical maturity payment amount per security
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
70.00%	$1,000.00
60.00%	$1,000.00
59.00%	$590.00
50.00%	$500.00
40.00%	$400.00
30.00%	$300.00
20.00%	$200.00
10.00%	$100.00
0.00%	$0.00
The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.
The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the Bank does not redeem the securities prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending level of the lowest performing Index on the final calculation day. The performance of a better performing Index is not relevant to your return on the securities.

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2031

Hypothetical Contingent Coupon Payments
Set forth below are examples that illustrate how to determine whether a contingent coupon payment will be paid on a contingent coupon payment date prior to the stated maturity date. The examples do not reflect any specific contingent coupon payment date. The following examples reflect the contingent coupon rate of 10.85% per annum and assume the hypothetical starting level, coupon threshold level and closing levels for each Index indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting level or coupon threshold level. The hypothetical starting level of 100.00 for each Index has been chosen for illustrative purposes only and does not represent the actual starting level for any Index. The actual starting level and coupon threshold level for each Index are set forth under “Terms of the Securities” above. For historical data regarding the actual closing levels of the Indices, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. If the Bank were to redeem the securities on the relevant contingent coupon payment date in either of the examples below, you would receive the face amount on the contingent coupon payment date in addition to the contingent coupon payment, if any.
Example 1. The closing level of the lowest performing Index on each eligible trading day during the relevant observation period is greater than or equal to its coupon threshold level. As a result, investors receive a contingent coupon payment on the applicable contingent coupon payment date.

	Nasdaq-100 Index®	Russell 2000® Index	S&P 500® Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical lowest closing level during observation period:	95.00	80.00	75.00
Hypothetical coupon threshold level:	70.00	70.00	70.00
Lowest performance factor during observation period (lowest closing level during observation period divided by starting level):	95.00%	80.00%	75.00%
Step 1: Determine whether the closing level of the lowest performing Index on any eligible trading day during the relevant observation period was less than its coupon threshold level.
In this example, the closing level of each Index on each eligible trading day during the relevant observation period is greater than its respective coupon threshold level.
Step 2: Determine whether a contingent coupon payment will be paid on the applicable contingent coupon payment date.
Since the hypothetical closing level of the lowest performing Index on each eligible trading day during the relevant observation period is greater than or equal to its coupon threshold level, you would receive a contingent coupon payment on the applicable contingent coupon payment date. The contingent coupon payment would be equal to $27.13 per security, determined as follows: (i) $1,000 multiplied by 10.85% per annum divided by (ii) 4, rounded to the nearest cent.
Example 2. The closing level of the lowest performing Index on at least one eligible trading day during the relevant observation period is less than its coupon threshold level. As a result, investors do not receive a contingent coupon payment on the applicable contingent coupon payment date.
	Nasdaq-100 Index®	Russell 2000® Index	S&P 500® Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical lowest closing level during observation period:	125.00	105.00	69.00
Hypothetical coupon threshold level:	70.00	70.00	70.00
Lowest performance factor during observation period (lowest closing level during observation period divided by starting level):	125.00%	105.00%	69.00%
Step 1: Determine whether the closing level of the lowest performing Index on any eligible trading day during the relevant observation period was less than its coupon threshold level.
In this example, the closing level of the S&P 500® Index on at least one eligible trading day during the relevant observation period was less than its coupon threshold level.
Step 2: Determine whether a contingent coupon payment will be paid on the applicable contingent coupon payment date.
Since the hypothetical closing level of the lowest performing Index on at least one eligible trading day during the relevant observation period is less than its coupon threshold level, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. This is the case even though the closing level of the better performing Indices were each greater

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2031

than their respective coupon threshold levels on every eligible trading day during the relevant observation period, and would be the case even if the closing level of the S&P 500® Index was greater than or equal to its coupon threshold level on every other eligible trading day during the relevant observation period.
As this example illustrates, whether you receive a contingent coupon payment on a contingent coupon payment date will depend solely on the closing level of the lowest performing Index on each eligible trading day during the relevant observation period. Therefore, if the closing level of any one of the Indices is less than its coupon threshold level on any eligible trading day during an observation period, you will not receive a contingent coupon payment with respect to that observation period. This will be the case even if the closing level of the lowest performing Index is greater than or equal to its coupon threshold level on every other eligible trading day during that observation period, and even if the better performing Indices perform favorably. The performance of a better performing Index is not relevant to your return on the securities.

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2031

Hypothetical Payment at Stated Maturity
Set forth below are examples of calculations of the maturity payment amount payable at stated maturity, assuming that the Bank does not elect to redeem the securities prior to stated maturity and assuming the hypothetical starting level, coupon threshold level, downside threshold level, closing levels and ending levels for each Index indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting level, coupon threshold level or downside threshold level. The hypothetical starting level of 100.00 for each Index has been chosen for illustrative purposes only and does not represent the actual starting level for any Index. The actual starting level, coupon threshold level and downside threshold level for each Index are set forth under “Terms of the Securities” above. For historical data regarding the actual closing levels of the Indices, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.
Example 1. The closing level of the lowest performing Index on each eligible trading day during the final observation period is greater than or equal to its coupon threshold level, and the ending level of the lowest performing Index on the final calculation day is greater than or equal to its starting level. As a result, the maturity payment amount is equal to the face amount of your securities at maturity and you receive a final contingent coupon payment:

	Nasdaq-100 Index®	Russell 2000® Index	S&P 500® Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical lowest closing level during final observation period:	80.00	90.00	95.00
Hypothetical ending level:	130.00	145.00	135.00
Hypothetical coupon threshold level:	70.00	70.00	70.00
Hypothetical downside threshold level:	60.00	60.00	60.00
Lowest performance factor during final observation period (lowest closing level during final observation period divided by starting level):	80.00%	90.00%	95.00%
Performance factor on final calculation day (ending level divided by starting level):	130.00%	145.00%	135.00%
Step 1: Determine which Index is the lowest performing Index on the final calculation day.
In this example, the Nasdaq-100 Index® has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Index on the final calculation day.
Step 2: Determine the maturity payment amount based on the ending level of the lowest performing Index on the final calculation day.
Since the hypothetical ending level of the lowest performing Index on the final calculation day is greater than or equal to its hypothetical downside threshold level, the maturity payment amount would equal the face amount. Although the hypothetical ending level of the lowest performing Index on the final calculation day is significantly greater than its hypothetical starting level in this scenario, the maturity payment amount will not exceed the face amount.
In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. In addition, because the hypothetical closing level of the lowest performing Index on each eligible trading day during the final observation period was greater than or equal to its coupon threshold level, you would receive a final contingent coupon payment on the stated maturity date.
Example 2. The closing level of the lowest performing Index on at least one eligible trading day during the final observation period is less than its coupon threshold level, and the ending level of the lowest performing Index on the final calculation day is less than its starting level but greater than or equal to its downside threshold level.  As a result, the maturity payment amount is equal to the face amount of your securities at maturity and you will not receive a final contingent coupon payment:

	Nasdaq-100 Index®	Russell 2000® Index	S&P 500® Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical lowest closing level during final observation period:	105.00	95.00	65.00
Hypothetical ending level:	110.00	115.00	90.00
Hypothetical coupon threshold level:	70.00	70.00	70.00
Hypothetical downside threshold level:	60.00	60.00	60.00

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2031

	Nasdaq-100 Index®	Russell 2000® Index	S&P 500® Index
Lowest performance factor during final observation period (lowest closing level during final observation period divided by starting level):	105.00%	95.00%	65.00%
Performance factor on final calculation day (ending level divided by starting level):	110.00%	115.00%	90.00%
Step 1: Determine which Index is the lowest performing Index on the final calculation day.
In this example, the S&P 500® Index has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Index on the final calculation day.
Step 2: Determine the maturity payment amount based on the ending level of the lowest performing Index on the final calculation day.
Since the hypothetical ending level of the lowest performing Index on the final calculation day is less than its hypothetical starting level, but not by more than 40%, you would receive the face amount of your securities at maturity.
In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security, but no final contingent coupon payment since the hypothetical closing level of the lowest performing Index on at least one eligible trading day during the final observation period was less than its coupon threshold level. This is the case even though the closing levels of the better performing Indices were greater than their respective coupon threshold levels on every eligible trading day during the relevant observation period, and even though the ending level of the S&P 500® Index  was greater than its coupon threshold level.
Example 3. The ending level of the lowest performing Index on the final calculation day is less than its downside threshold level and coupon threshold level, the maturity payment amount is less than the face amount of your securities at maturity and you do not receive a final contingent coupon payment:
	Nasdaq-100 Index®	Russell 2000® Index	S&P 500® Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical lowest closing level during final observation period:	85.00	105.00	45.00
Hypothetical ending level:	90.00	110.00	45.00
Hypothetical coupon threshold level:	70.00	70.00	70.00
Hypothetical downside threshold level:	60.00	60.00	60.00
Lowest performance factor during final observation period (lowest closing level during final observation period divided by starting level):	85.00%	105.00%	45.00%
Performance factor on final calculation day (ending level divided by starting level):	90.00%	110.00%	45.00%
Step 1: Determine which Index is the lowest performing Index on the final calculation day.
In this example, the S&P 500® Index has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Index on the final calculation day.
Step 2: Determine the maturity payment amount based on the ending level of the lowest performing Index on the final calculation day.
Since the hypothetical ending level of the lowest performing Index on the final calculation day is less than its hypothetical starting level by more than 40%, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to $450.00 per security, calculated as follows:
= $1,000 × performance factor of the lowest performing Index on the final calculation day
= $1,000 × 45.00%
= $450.00
In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $450.00 per security. Because the hypothetical closing level of the lowest performing Index on at least one eligible trading day during the final observation period was less than its coupon threshold level, you would not receive a final contingent coupon payment on the stated maturity date.
These examples illustrate that you will not participate in any appreciation of any Index, but will be fully exposed to a decrease in the lowest performing Index if the ending level of the lowest performing Index on the final calculation day is less than its downside threshold level, even if the ending level of another Index has appreciated or has not declined below its respective downside threshold level.
To the extent that the starting level, coupon threshold level, downside threshold level and ending level of the lowest performing Index differ from the values assumed above, the results indicated above would be different.

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2031

Information Regarding The Market Measures
All disclosures contained in this document regarding the Market Measures, including, without limitation, their make-up, methods of calculation, and changes in any index constituent stocks, have been derived from publicly available sources. We have not undertaken an independent review or due diligence of any publicly available information with respect to the Market Measures. The information reflects the policies of, and is subject to change by, the respective Index Sponsors (as defined herein). The Index Sponsors, own the copyrights and all other rights to the applicable Index, have no obligation to continue to publish, and may discontinue publication of, the Indices. None of the websites referenced in the Index descriptions below, or any materials included in those websites, are incorporated by reference into this document or any document incorporated herein by reference.
The graphs below set forth the information relating to the historical performance of the Indices for the periods specified. We obtained the information regarding the historical performance of the Indices in the graphs below from Bloomberg Professional® service (“Bloomberg”). We have not conducted any independent review or due diligence of any publicly available information or historical performance information from Bloomberg with respect to the Indices. You are urged to make your own investigation into the Indices.
The Nasdaq-100 Index®
We have derived all information regarding the Nasdaq-100 Index® (“NDX”) contained in this document, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Nasdaq, Inc. and its affiliates (collectively, “Nasdaq”) (its “Index Sponsor” or “Nasdaq”).
NDX is published by Nasdaq, but Nasdaq has no obligation to continue to publish NDX, and may discontinue publication of NDX at any time. NDX is determined, comprised and calculated by Nasdaq without regard to this instrument.
As discussed more fully in the underlier supplement under the heading “Indices – Nasdaq-100 Index®”, NDX includes 100 of the largest domestic and international non-financial securities listed on the Nasdaq Stock Market® based on market capitalization. NDX includes companies across major industry groups including computer hardware and software, telecommunications, retail and wholesale trade, and biotechnology, but does not contain securities of financial companies, including investment companies.
NDX is calculated under a modified capitalization-weighted methodology. The methodology is expected to retain in general the economic attributes of capitalization-weighting while providing enhanced diversification. To accomplish this, Nasdaq will review the composition of NDX on a quarterly basis and adjust the weightings of components using a proprietary algorithm, if certain pre-established weight distribution requirements are not met.
Historical Information
We obtained the closing levels of NDX in the graph below from Bloomberg, without independent verification.
The following graph sets forth daily closing levels of NDX for the period from January 1, 2021 to August 27, 2026. The closing level on August 27, 2026 was 29,641.56. The historical performance of NDX should not be taken as an indication of the future performance of NDX, and no assurance can be given as to the closing level of NDX on any day during the term of the securities. We cannot give you any assurance that the performance of NDX will result in any positive return on your initial investment.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2031

The Russell 2000® Index
We have derived all information regarding the Russell 2000® Index (“RTY”) contained in this document, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by the Frank Russell Company (the “Index Sponsor” or “FTSE Russell”).
RTY is published by FTSE Russell, but FTSE Russell has no obligation to continue to publish RTY, and may discontinue publication of RTY at any time. RTY is determined, comprised and calculated by FTSE Russell without regard to this instrument.
As discussed more fully in the underlier supplement under the heading “Indices – The Russell 2000® Index,” RTY measures the composite price performance of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest United States companies by market capitalization and represents approximately 98% of the market capitalization of the United States equity market. Select information regarding top constituents and industry and/or sector weightings may be made available by the Index Sponsor on its website. RTY’s value is calculated by adding the market values of the underlying constituents and then dividing the derived total market capitalization by the “adjusted” capitalization of RTY on the base date of December 31, 1986.
Historical Information
We obtained the closing levels of RTY in the graph below from Bloomberg, without independent verification.
The following graph sets forth daily closing levels of RTY for the period from January 1, 2021 to August 27, 2026. The closing level on August 27, 2026 was 3,014.339. The historical performance of RTY should not be taken as an indication of the future performance of RTY, and no assurance can be given as to the closing level of RTY on any day during the term of the securities. We cannot give you any assurance that the performance of RTY will result in any positive return on your initial investment.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2031

The S&P 500® Index
We have derived all information regarding the S&P 500® Index (“SPX”) contained in this document, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by S&P Dow Jones Indices LLC (its “Index Sponsor” or “S&P Dow Jones”).
SPX is published by S&P Dow Jones, but S&P Dow Jones has no obligation to continue to publish SPX, and may discontinue publication of SPX at any time. SPX is determined, comprised and calculated by S&P Dow Jones without regard to this instrument.
As discussed more fully in the underlier supplement under the heading “Indices — S&P 500® Index”, SPX is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of SPX is based on the relative value of the aggregate market value of the common stock of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Select information regarding top constituents and industry and/or sector weightings may be made available by the Index Sponsor on its website.
Historical Information
We obtained the closing levels of SPX in the graph below from Bloomberg, without independent verification.
The following graph sets forth daily closing levels of SPX for the period from January 1, 2021 to August 27, 2026. The closing level on August 27, 2026 was 7,730.99. The historical performance of SPX should not be taken as an indication of the future performance of SPX, and no assurance can be given as to the closing level of SPX on any day during the term of the securities. We cannot give you any assurance that the performance of the Index will result in any positive return on your initial investment.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2031

Material U.S. Federal Income Tax Consequences
You should carefully review the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.
Due to the absence of statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities, no assurance can be given that the Internal Revenue Service (“IRS”) or a court will agree with the tax treatment described herein. Pursuant to the terms of the securities, the Bank and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the Indices with associated contingent coupon payments. You further agree to include any associated contingent coupon payment that is paid by the Bank (including on the stated maturity date or optional redemption date) in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes. If the securities are so treated, upon the taxable disposition (including cash settlement) of your securities, you generally should recognize gain or loss equal to the difference between the amount realized on such taxable disposition (adjusted for amounts or proceeds attributable to any accrued and unpaid contingent coupon payments, which would be treated as ordinary income) and your tax basis in the securities. Such gain or loss should be long-term capital gain or loss if you have held your securities for more than one year (otherwise, short-term capital gain or loss). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a contingent coupon payment date, but that could be attributed to an expected contingent coupon payment, could be treated as ordinary income. You should consult your tax advisor regarding this risk.
Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences – Alternative Treatments” in the accompanying product supplement.
Section 1297. We will not attempt to ascertain whether the issuer of any index constituent stock would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply upon the taxable disposition (including cash settlement) of a security. U.S. holders should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult their tax advisors regarding the possible consequences to them if any such entity is or becomes a PFIC.
The U.S. Department of the Treasury and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts”, such as the securities, and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative tax treatments of the securities and potential changes in applicable law.
An investment in the securities is not appropriate for non-U.S. holders because such an investment may result in significant adverse tax consequences. In particular, persons having withholding responsibility in respect of the securities may withhold on any contingent coupon payment paid to you, generally at a rate of 30%, and to the extent that we have (or an affiliate of ours has) withholding responsibility in respect of the securities, we intend to so withhold. This discussion does not otherwise address the tax consequences to non-U.S. holders of the purchase, ownership or disposition of the securities.

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2031

Canadian Taxation
The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations promulgated thereunder (collectively, the “Canadian Tax Act”) generally applicable to a holder who is an individual and who acquires beneficial ownership of a security upon the initial issuance of the security by the Bank pursuant to this offering document or common shares of the Bank or any of its affiliates on a conversion of a security on a bail-in conversion (if applicable), and who, for purposes of the Canadian Tax Act and any applicable income tax treaty, at all relevant times, is not resident and is not deemed to be resident in Canada, and who, for purposes of the Canadian Tax Act, at all relevant times, (i) deals at arm’s length with, and is not affiliated with, the Bank, any affiliate of the Bank, and any Canadian resident (or deemed Canadian resident) to whom the holder assigns or otherwise transfers the security, (ii) is entitled to receive all payments (including any interest, principal and dividends, if applicable) made on the security as beneficial owner, (iii) is not, and deals at arm’s length with each person who is, a “specified shareholder” (within the meaning of subsection 18(5) of the Canadian Tax Act) of the Bank and each affiliate of the Bank, (iv) is not an entity in respect of which the Bank or any affiliate of the Bank is a “specified entity” (as defined in subsection 18.4(1) of the Canadian Tax Act); (v) holds the security or common shares of the Bank or any of its affiliates as capital property, (vi) does not use or hold and is not deemed to use or hold the security or common shares of the Bank or any of its affiliates in or in the course of carrying on a business in Canada or as part of an adventure or concern in the nature of trade and (vii) is not an insurer carrying on an insurance business in Canada and elsewhere (a “Non-resident Holder”).
This summary assumes that no amount paid or payable to a Non-resident Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Canadian Tax Act. This summary further assumes that no security or property acquired on settlement of a security will be “taxable Canadian property” to a Non-resident Holder for purposes of the Canadian Tax Act at the time of its disposition or deemed disposition.
This summary is based upon the current provisions of the Canadian Tax Act in force as of the date hereof. This summary takes into account all specific proposals to amend the Canadian Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and the current administrative policies of the Canada Revenue Agency (“CRA”) published in writing by the CRA prior to the date hereof. This summary is not exhaustive of all possible Canadian federal income tax considerations relevant to an investment in securities and, except for the Tax Proposals, does not take into account or anticipate any changes in law or CRA administrative policies, whether by way of legislative, governmental or judicial decision or action, nor does it take into account or consider any other federal tax considerations or any provincial, territorial or foreign tax considerations, which may differ materially from those discussed herein. While this summary assumes that the Tax Proposals will be enacted in the form proposed, no assurance can be given that this will be the case, and no assurance can be given that judicial, legislative or administrative changes will not modify or change the statements below.
The following is only a general summary of certain Canadian federal non-resident withholding and other tax provisions which may affect a Non-resident Holder of the securities described in this offering document. This summary is not, and is not intended to be, and should not be construed to be, legal or tax advice to any particular Non-resident Holder and no representation with respect to the income tax consequences to any particular Non-resident Holder is made. Persons considering investing in securities should consult their own tax advisors with respect to the tax consequences of acquiring, holding and disposing of securities and any common shares of the Bank or any of its affiliates acquired on a bail-in conversion having regard to their own particular circumstances.
For the purposes of the Canadian Tax Act, all amounts not otherwise expressed in Canadian dollars must be converted into Canadian dollars based on the single day exchange rate as quoted by the Bank of Canada for the applicable day or such other rate of exchange that is acceptable to the Minister of National Revenue (Canada).
Securities
Interest (including amounts on account or in lieu of payment of, or in satisfaction of, interest) paid or credited, or deemed to be paid or credited, on a security to a Non-resident Holder will not be subject to Canadian non-resident withholding tax unless all or any part of such interest is “participating debt interest”. “Participating debt interest” is defined in the Canadian Tax Act generally as interest (other than on a “prescribed obligation” described below) all or any portion of which is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. A “prescribed obligation” for this purpose is an “indexed debt obligation”, as defined in the Canadian Tax Act, in respect of which no amount payable is: (a) contingent or dependent upon the use of, or production from, property in Canada, or (b) computed by reference to: (i) revenue, profit, cash flow, commodity price or any other similar criterion, other than a change in the purchasing power of money, or (ii) dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. An “indexed debt obligation” is a debt obligation the terms or conditions of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding that is determined by reference to a change in the purchasing power of money.
In the event that a security is redeemed, cancelled, purchased or repurchased by the Bank or any other person resident or deemed to be resident in Canada from a Non-resident Holder or is otherwise assigned or transferred by a Non-resident Holder to the Bank or another person resident or deemed to be resident in Canada for an amount which exceeds, generally, the issue price thereof, the excess may, in certain circumstances be deemed to be interest and may, together with any interest that has accrued or is deemed to have accrued on the security to that time, be subject to Canadian non-resident withholding tax if all or any part of such interest or deemed interest is participating debt interest; unless, in certain circumstances, the security is not an indexed debt obligation (described above) and was

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2031

issued for an amount not less than 97% of its face amount (as defined in the Canadian Tax Act), and the yield from the security, expressed in terms of an annual rate (determined in accordance with the Canadian Tax Act) on the amount for which the security was issued, does not exceed 4/3 of the interest stipulated to be payable on the security, expressed in terms of an annual rate on the outstanding face amount from time to time.
If applicable, the normal rate of Canadian non-resident withholding tax is 25% but such rate may be reduced under the terms of an applicable income tax treaty.
Generally, there are no other Canadian taxes on income (including taxable capital gains) payable by a Non-resident Holder under the Canadian Tax Act solely as a consequence of the acquisition, ownership or disposition of securities by the Non-resident Holder.
Common Shares Acquired on a Bail-in Conversion
Dividends (including amounts on account or in lieu of payment of, or in satisfaction of, dividends) paid or credited or deemed to be paid or credited to a Non-resident Holder on any common shares of the Bank or common shares of an affiliate of the Bank that is a Canadian resident corporation will be subject to Canadian non-resident withholding tax of 25% but such rate may be reduced under the terms of an applicable income tax treaty.
A Non-resident Holder will not be subject to tax under the Canadian Tax Act on any capital gain realized on a disposition or deemed disposition of any common shares of the Bank or common shares of an affiliate of the Bank unless such shares constitute “taxable Canadian property” to the Non-resident Holder for purposes of the Canadian Tax Act at the time of their disposition, and such Non-resident Holder is not entitled to relief pursuant to the provisions of an applicable income tax treaty. Non-resident Holders should consult their own tax advisors with respect to their particular circumstances.

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due March 4, 2031

Validity of the Securities
In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special products counsel to TD, when the securities offered by this pricing supplement have been executed and issued by TD and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the securities will be valid and binding obligations of TD, enforceable against TD in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by McCarthy Tétrault LLP, Canadian legal counsel for TD, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the securities, authentication of the securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP filed as Exhibit 5.3 to the registration statement on Form F-3 filed by TD on December 20, 2024.
In the opinion of McCarthy Tétrault LLP, the issue and sale of the securities has been duly authorized by all necessary corporate action on the part of TD, and when this pricing supplement has been attached to, and duly notated on, the master note that represents the securities, the securities will have been validly executed and issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario, or the laws of Canada applicable therein, will be valid obligations of TD, subject to the following limitations: (i) the enforceability of the indenture is subject to bankruptcy, insolvency, reorganization, arrangement, winding up, moratorium and other similar laws of general application limiting the enforcement of creditors’ rights generally; (ii) the enforceability of the indenture is subject to general equitable principles, including the fact that the availability of equitable remedies, such as injunctive relief and specific performance, is in the discretion of a court; (iii) courts in Canada are precluded from giving a judgment in any currency other than the lawful money of Canada; and (iv) the enforceability of the indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable thereto. In addition, this opinion is subject to: (i) the assumption that the senior indenture has been duly authorized, executed and delivered by, and constitutes a valid and legally binding obligation of, the trustee, enforceable against the trustee in accordance with its terms; and (ii) customary assumptions about the genuineness of signatures and certain factual matters all as stated in the letter of such counsel dated December 20, 2024, which has been filed as Exhibit 5.2 to the registration statement on Form F-3 filed by TD on December 20, 2024.